UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 14, 2007
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                         THE BEAR STEARNS COMPANIES INC.
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             (Exact name of registrant as specified in its charter)

        DELAWARE                 File No. 1-8989                 13-3286161
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    (State or other          (Commission File Number)          (IRS Employer
    jurisdiction of                                            Identification
     incorporation)                                                Number)

               383 Madison Avenue, New York, New York       10179
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               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (212) 272-2000
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of
            Certain Officers.

(e) On February 14, 2007, the Compensation Committee of the Board of Directors of The Bear Stearns Companies Inc. (the "Company") approved the performance objectives for fiscal 2007 that will be used to determine both cash and non-cash bonus awards under the Performance Compensation Plan. For fiscal 2007, the Company will use performance goals related to return on equity to determine an overall bonus pool for members of the Company's Executive Committee. The size of the bonus pool will vary based on the level of return on equity with a minimum bonus of zero if the Company does not reach the first target and a maximum bonus of $165,000,000 if the Company exceeds the upper range of the targets. In addition, the Compensation Committee named the five participants (the Chief Executive Officer, the Co-Presidents, the Chief Financial Officer and the Chairman of the Executive Committee) in this bonus pool and their respective share of the bonus pool for fiscal 2007. No individual may have a share that exceeds 30% of the total pool.

      In addition, the Compensation Committee also approved the performance goals for a second bonus pool for an additional seven participants, which included all other executive officers of the Company and certain other select employees. The performance goals for this bonus pool will be based on a combination of targets based on pre-tax return on equity, departmental income and expense controls. The maximum amount allocable to this bonus pool may not exceed $140,000,000 and no individual may be allocated more than 30% of this pool.

      Under the terms of the Performance Compensation Plan, the Compensation Committee will review the ultimate performance of the Company and each of the participants in the Performance Compensation Plan at the end of fiscal 2007 in order to determine both the cash and non-cash bonus awards payable under the plan. While the amounts ultimately awarded to participants may not exceed the size of the respective bonus pools, the Compensation Committee may exercise negative discretion and reduce the amounts due to the participants below those amounts calculated in determining the bonus pools. The Compensation Committee has exercised this discretion each of the last five years.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            THE BEAR STEARNS COMPANIES INC.

Date: February 21, 2007


                                /s/ Jeffrey M. Farber
                             ------------------------
                             Name:  Jeffrey M. Farber
                             Title: Senior Vice President-Finance and Controller